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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-13143, 333-13717, 333-53139, 333-55878,
333-76674 and 333-88652) of Millennium Chemicals Inc. of our report dated January 30, 2003 except for the impact of restatement in Notes 1, 2, 8, 9, 12, 14, 17, 18 and 19, as to which date is November 12, 2003 relating to the financial statements, which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP

Florham Park, New Jersey
November 12, 2003